UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

BAYWOOD INTERNATIONAL, INC.
(Exact Name or Registrant as Specified in Its Charter)

Nevada	000-22024	77-0125664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (480) 951-3956

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 -	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 14, 2007, the board of directors of Baywood International, Inc. appointed Neil Russell and David Tsiang to fill the two vacancies on the Company’s Board.

Neil Russell is President of Site 85 Productions, a company formed in 2000 that is engaged in the creation and acquisition of intellectual property rights for exploitation across a broad spectrum of entertainment media, including motion pictures, television, video games and publishing. Mr. Russell is a former motion picture and television distribution executive with Paramount Pictures, Columbia and MGM/UA, where he handled pictures like “The Godfather,” “Chinatown,” “Death Wish,” “Three Days of the Condor” and the James Bond films. He formed his first company, Horizon Entertainment, in 1983, which, after merging with Orbis Communications, was acquired in 1985 by Carolco Pictures, Inc., producers of such films as “Rambo” pictures and “Terminator 2.” He was also founder and President of Carolco Television Productions (CTP) which produced high-profile television motion pictures for domestic and international exploitation. In 1991, CTP was acquired by Multimedia Entertainment, producers of Phil Donahue and Sally Jesse Raphael, and renamed Multimedia Motion Pictures with Neil remaining as president. When Multimedia was acquired by Gannett, Inc. in 1993, Mr. Russell purchased the assets of MMP and began aggressively acquiring intellectual property rights under his own banner. Since then, producing partnerships or licensing arrangements of rights owned or controlled by Neil have been made with Jerry Bruckheimer Films, Activision, Simon & Schuster, Tribune Entertainment, Scott Free Productions, MGM Television, Heyday Films, FP Productions, Touchstone Television, Hyde Park Entertainment, F/X Networks and others. Mr. Russell is currently engaged with several major studios in the development of television series, motion pictures, video games and an action comic book series, all based on rights owned by him. He also authored the book, “Can I Still Kiss You?: Answering Your Children’s Questions about Cancer,” which grew out of his own two successful battles with the disease. A graduate of Parsons College, Mr. Russell is a member of the Naval War College Foundation and a former board member of the Institute for Foreign Policy Analysis.

David Tsiang is currently serving as a Managing Director of Investment Banking at Northeast Securities, Inc. Prior to joining Northeast Securities, Inc. in December 2001, he served as Vice President of corporate planning at the investment bank C.E. Unterberg, Towbin from November 1999 to October 2001, and Vice President/Senior Analyst with the financial services firm Ernst & Company from March 1991 to March 1998. Prior to working at Ernst & Company, Mr. Tsiang served in various capacities in commercial banking with the Barclays Bank of NY, The CIT Group and Howard Savings Bank (First Union Bank). Mr. Tsiang is a graduate of Ramapo College of New Jersey and is NASD Series 7 and 63 qualified.

This report may contain forward-looking statements that involve risks and uncertainties. We generally use words such as “believe,” “may,” “could,” “will,” “intend,” “expect,” “anticipate,” “plan,” and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including: our ability to continue as a going concern; our ability to retain key management personnel; our ability to develop and introduce new products; competition in our markets and industry segments; our ability to raise additional capital, and such other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYWOOD INTERNATIONAL, INC.

Dated: June 20, 2007	/s/ Neil Reithinger
Neil Reithinger
President, Chief Executive Officer and Principal Accounting Officer

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